UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2024

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-9936	EDISON INTERNATIONAL	California	95-4137452
1-2313	SOUTHERN CALIFORNIA EDISON COMPANY	California	95-1240335

2244 Walnut Grove Avenue			2244 Walnut Grove Avenue
(P.O. Box 976)			(P.O. Box 800)
Rosemead,	California	91770	Rosemead,	California	91770
(Address of principal executive offices)			(Address of principal executive offices)
(626) 302-2222			(626) 302-1212
(Registrant's telephone number, including area code)			(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ☐ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ☐ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ☐ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ☐ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Edison International:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EIX	NYSE	LLC

Southern California Edison Company: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	Edison International	☐
Emerging growth company	Southern California Edison Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Edison International	☐
Southern California Edison Company	☐

This current report and its exhibits include forward-looking statements. Edison International and Southern California Edison Company ("SCE") based these forward-looking statements on their current expectations and projections about future events in light of their knowledge of facts as of the date of this current report and their assumptions about future circumstances. These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Edison International and SCE. Edison International and SCE have no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise. This current report should be read with Edison International's and SCE's combined Annual Report on Form 10-K for the year ended December 31, 2023 (“2023 Form 10-K”) and subsequent quarterly Reports on Form 10-Q. Additionally, Edison International and SCE provide direct links to Edison International and SCE presentations, documents and other information at www.edisoninvestor.com (Presentations and Updates) in order to publicly disseminate such information.

Item  7.01Other Events

Members of Edison International management will use the information in the presentation furnished as Exhibit 99.1 regarding the settlement discussed in Item 8.01 below in meetings with institutional investors and analysts and at investor conferences. The attached presentation will also be posted on www.edisoninvestor.com.

Item  8.01Other Events

In August 2023, SCE filed an application with the California Public Utilities Commission (“CPUC”) to seek cost recovery of prudently incurred losses related to the Thomas Fire, the Koenigstein Fire and the Montecito Mudslides (“TKM Events”) and of restoration costs incurred related to the Thomas and Koenigstein Fires. On August 29, 2024, SCE will file a motion in the cost recovery proceeding seeking approval of a settlement agreement between SCE and the California Public Advocates Office (the “Settlement Agreement”). Other parties to the proceeding may oppose or take no position on the Settlement Agreement.

Under the Settlement Agreement, if approved by the CPUC, SCE will be authorized to recover 60%, or approximately $1.6 billion, of approximately $2.7 billion of losses, consisting of approximately $1.3 billion of uninsured claims paid as of May 31, 2024, and $0.3 billion of costs, comprised of legal costs paid as of May 31, 2024, and estimated financing costs. SCE will also be authorized to recover 60% of losses paid after May 31, 2024, other than for $125 million of uninsured claims and related financing costs which SCE waived its right to seek recovery of under the SED Agreement entered into between SCE and the Safety and Enforcement Division of the CPUC in October 2021. Subject to approval of the Settlement Agreement, SCE will request approval from the CPUC to finance the amounts authorized under the Settlement Agreement through the issuance of securitized bonds.

Further, SCE will be authorized to recover approximately $55 million of approximately $65 million in restoration costs incurred. In the Settlement Agreement, SCE also agreed to $50 million of shareholder-funded wildfire- and public safety-related system enhancements. If the Settlement Agreement is approved, under SCE's CPUC regulatory capital structure SCE will be allowed to permanently exclude any after-tax charges to equity associated with the costs disallowed or funded by shareholders in the Settlement Agreement, and the debt issued to finance those costs.

Terms not defined herein have the meanings ascribed to them in the 2023 Form 10-K.

Item  9.01Financial Statements and Exhibits

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Edison International Business Update Supplement: TKM Settlement Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Kara G. Ryan
Kara G. Ryan
Vice President, Chief Accounting Officer and Controller

Date: August 29, 2024

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)

/s/ Kara G. Ryan
Kara G. Ryan
Vice President, Chief Accounting Officer and Controller

Date: August 29, 2024